CERTIFICATE OF AMENDMENT TO

                    AMENDED AND RESTATED CERTIFICATE OF TRUST

                                       OF

                                  WHATIFI FUNDS

        This Certificate of Amendment of whatifi Funds (the "Trust") is filed pursuant to Title 12, Section 3810(b) of the Delaware Business Trust Act (the "Act") and sets forth the following:

      1.    The name of the Trust is: whatifi Funds.

      2. This Certificate of Amendment hereby amends the Amended and Restated Certificate of Trust as follows:

            "1. Name. The name of the business trust is the Van Ness Funds (the "Trust")."

      3.    This Certificate of Amendment shall be effective on May 1, 2001.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 26th day of April, 2001.

                                         /s/ Harris A. Fricker
                                        -------------------------------------
                                        Harris A. Fricker, as Trustee, and
                                        not individually